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                                                                    EXHIBIT 23.3




                       Independent Accountants' Consent




Board of Directors and Shareholders
Talon Automotive Group:


We consent to the use of our report on the combined financial statements of Veltri International as of and for the year ended December 31, 1995, included herein, and to the reference to our firm under the heading "Experts" in the prospectus.



Detroit, Michigan

August 5, 1998


                                             /s/ KPMG PEAT MARWICK LLP